                                                                     EXHIBIT 4.2


                      AMENDED AND RESTATED CREDIT AGREEMENT

         AMENDED AND RESTATED CREDIT AGREEMENT dated as of June 7, 1999 (the "Amendment and Restatement") amending and restating the Credit Agreement dated as of June 9, 1998 (as in effect on the date hereof, the "Credit Agreement") among THE DUN & BRADSTREET CORPORATION (the "Company") and the Borrowing Subsidiaries Party thereto (the "Subsidiary Borrowers" and together with the Company, the "Borrowers"), the LENDERS party thereto (the "Lenders"), THE CHASE MANHATTAN BANK, as Administrative Agent (the "Agent"), CITIBANK, N.A., as Syndication Agent, and THE BANK OF NEW YORK, as Documentation Agent.

                              W I T N E S S E T H :

         WHEREAS, the parties hereto desire to amend the Credit Agreement to (i) extend the Revolver Termination Date from the date that is 364 days after the effective date of the Credit Agreement to the date that is 364 days after the effective date hereof, (ii) amend the definitions and certain representations set forth in the Credit Agreement and (iii) amend the Commitments of each Lender, all as set forth herein; and

         WHEREAS, the parties hereto wish to amend the Credit Agreement as set forth herein and to restate the Credit Agreement in its entirety to read as set forth in the Credit Agreement with the amendment specified below;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall, after this Amendment and Restatement becomes effective, refer to the Credit Agreement as amended and restated hereby.

         SECTION 2.  Definitions.

         (a) The definition of "Applicable Rate" in Section 1.01 of the Credit Agreement is amended to read in full as follows:
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         "Applicable Rate" means, for any day, (i) with respect to any
Eurodollar Revolving Loan, a rate per annum of 0.18%, and (ii) with respect to the facility fees payable hereunder, a rate per annum of 0.07%.

         (b) The definition of "Revolver Termination Date" in Section 1.01 of the Credit Agreement is amended to read in full as follows:

         "Revolver Termination Date" means June 6, 2000 or, if such day is not a Business Day, the next preceding Business Day.

         (c) The definitions in Section 1.01 of the Credit Agreement are further amended by adding the following definition immediately after the definition of "Alternative Base Rate":

         "Amendment Effective Date" means June 7, 1999.

         SECTION 3. Amendment to Section 3.06(c) of the Credit Agreement .
Section 3.06(c) of the Credit Agreement is amended by replacing the reference to "the date of this Agreement" with "the Amendment Effective Date".

         SECTION 4. Amendment to Section 3.12 of the Credit Agreement. Section
3.12 of the Credit Agreement is amended by replacing the reference to "as of the date hereof and the Spin-Off Date" and "As of the Effective Date and the Spin-Off Date" with "as of the Amendment Effective Date" and "As of the Amendment Effective Date", respectively.

         SECTION 5. Amendment to Schedules to the Credit Agreement. (a) Schedule
3.06 to the Credit Agreement is amended in its entirety to read as set forth in
Schedule 3.06 hereto.

         (b) Schedule 3.12 to the Credit Agreement is amended in its entirety to read as set forth in Schedule 3.12 hereto.

         SECTION 6. Amendments to Commitments. With effect from and including the date this Amendment and Restatement becomes effective in accordance with
Section 8, the Commitment of each Lender shall be the amount set forth opposite the name of such Lender on Schedule I hereto. Any Lender whose Commitment is changed to zero shall upon such effectiveness cease to be a Lender party to the Credit Agreement, and all accrued fees and other amounts payable under the Credit Agreement for the account of such Lender shall be due and payable on such date; provided that the provisions of Sections 2.14, 2.16, Article 8 and 10.03 of the Credit Agreement shall continue to inure to the benefit of each such Lender.


                                       2
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         SECTION 7. Representations and Warranties. Each Borrower represents and warrants that on and as of the Amendment Effective Date:

         (a) no Default has occurred and is continuing; and

         (b) each representation and warranty of each Borrower set forth in the Credit Agreement after giving effect to this Amendment and Restatement is true and correct as though made on and as of such date (except the representations and warranties set forth in Sections 3.04(a), 3.04(b) and 3.14, which representations relate solely to an earlier date and were true and correct in all material respects on such earlier date).

         SECTION 8. Effectiveness. This Amendment and Restatement shall become effective as of the date hereof when the following conditions are met (the "Amendment Effective Date"):

         (a) the Agent shall have received from each of the Borrowers and the Lenders party hereto a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Agent) that such party has signed a counterpart hereof;

         (b) the Agent shall have received all fees and other amounts due and payable on or prior to the Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Company hereunder; and

         (c) the Agent shall have received a favorable written opinion (addressed to the Agent and the Lenders party hereto and dated the Amendment Effective Date) of Nancy L. Henry, Chief Legal Counsel to the Company, substantially in the form of Exhibit A hereto and covering such additional matters relating to the Company and this Amendment and Restatement as the Required Lenders shall reasonably request. The Company hereby requests such counsel to deliver such opinion.

         SECTION 9. Confirmation of Agreement. Except as amended hereby, all of the terms of the Credit Agreement shall remain in full force and effect and are hereby confirmed in all respects.

         SECTION 10. Governing Law. This Amendment and Restatement shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 11. Counterparts. This Amendment and Restatement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment and
Restatement to be duly executed as of the date first above written.



                                   THE DUN & BRADSTREET
                                   CORPORATION

                                   By /s/ Roxanne E. Parker
                                      -----------------------------------
                                   Title: Vice President & Treasurer


                                   THE CHASE MANHATTAN BANK,
                                   individually and as Administrative
                                   Agent

                                   By /s/ Bruce E. Langenkamp
                                      -----------------------------------
                                   Title: Vice President


                                   CITIBANK, N.A., individually and as
                                   Syndication Agent

                                   By /s/ William G. Martens, III
                                      -----------------------------------
                                   Title: Vice President


                                   THE BANK OF NEW YORK, individually
                                   and as Documentation Agent

                                   By /s/ Ernest Fung
                                      -----------------------------------
                                   Title: Vice President
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                                   SUNTRUST BANK, ATLANTA

                                   By /s/ Ronald E. Alston
                                      -----------------------------------
                                   Title: Vice President

                                   By /s/ Robin Cowan
                                      -----------------------------------
                                   Title: Operations Officer


                                   BANK OF TOKYO-MITSUBISHI TRUST COMPANY

                                   By /s/ William J. Derasmo
                                      -----------------------------------
                                   Title: Vice President


                                   THE FIRST NATIONAL BANK OF CHICAGO

                                   By /s/ Tom Dao
                                      -----------------------------------
                                   Title: Corporate Banking Officer
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                                   BANK OF MONTREAL

                                   By /s/ Brian I. Banke
                                      -----------------------------------
                                   Title: Director


                                   BARCLAYS BANK PLC

                                   By /s/ Marlene Wechselblatt
                                      -----------------------------------
                                   Title:Vice President


                                   HSBC BANK USA

                                   By /s/ Johan Sorensson
                                      -----------------------------------
                                   Title: Assistant Vice President


                                   THE NORTHERN TRUST COMPANY

                                   By /s/ Nicole Boehm
                                      -----------------------------------
                                   Title: Commercial Credit Officer

                                   SCHEDULE I

LENDER                                                               COMMITMENT
-------------------------------------------------------------------------------
The Chase Manhattan Bank                                           $ 56,500,000

Citibank, N.A.                                                     $ 38,000,000

The Bank of New York                                               $ 38,000,000

Bank of Montreal                                                   $ 25,000,000

Barclays Bank PLC                                                  $ 25,000,000

HSBC Bank USA                                                      $ 25,000,000

The Northern Trust Company                                         $ 25,000,000

SunTrust Bank, Atlanta                                             $ 25,000,000

Bank of Tokyo-Mitsubishi Trust Company                             $ 25,000,000

The First National Bank of Chicago                                 $ 17,500,000

Morgan Guaranty Trust Company of New York                          $          0

Toronto Dominion (Texas), Inc.                                     $          0

TOTAL

                                                                   $300,000,000